UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2009

WATTS WATER TECHNOLOGIES, INC.
 (Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
___________	_________	__________

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845
 (Address of Principal Executive Offices) (Zip Code)

(978) 688-1811
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 8, 2009, Josh C. Fu, the President, Asia of Watts Water Technologies, Inc. (the “Registrant”), resigned as an employee of the Registrant effective immediately.

In connection with his resignation, the Registrant and Mr. Fu entered into a letter agreement on July 8, 2009 regarding the terms of Mr. Fu’s resignation (the “Resignation Agreement”).  Pursuant to the Resignation Agreement, (i) Mr. Fu will receive an initial lump-sum severance payment in the amount of $106,125 and a second lump-sum payment of $106,125 after April 8, 2009, (ii) the Registrant will pay the cost of continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), until March 31, 2010, if Mr. Fu elects COBRA coverage, and (iii) the Registrant will waive any claims for reimbursement of $72,237 in overpayments of base salary to Mr. Fu.  The Resignation Agreement contains a general release from Mr. Fu, the effectiveness of which is subject to statutory review and revocation periods.  No severance payments or other benefits will be paid pursuant to the Resignation Agreement until the statutory revocation period has passed.  The Resignation Agreement also contains covenants prohibiting Mr. Fu from (i) making false, disparaging or derogatory statements about the Registrant, (ii) competing with the Registrant in China for a period of nine months following Mr. Fu’s resignation date, (iii) soliciting for employment or hiring any employee of the Registrant for a period of nine months following Mr. Fu’s resignation date, (iv) soliciting any customer of the Registrant for a period of nine months following Mr. Fu’s resignation date, and (v) disclosing confidential information of the Registrant.  The Resignation Agreement provides for the payment by Mr. Fu of liquidated damages equal to three times the amount paid to Mr. Fu under the Resignation Agreement in the event Mr. Fu breaches the confidentiality, non-solicitation or non-competition provisions of the Resignation Agreement.

On July 8, 2009, Mr. Fu also entered into a separate Non-Competition Agreement (the “China Non-Competition Agreement”) with Watts (Shanghai) Management Co., Ltd., a wholly-owned subsidiary of the Registrant in China, which prohibits Mr. Fu from (i) competing with the Registrant’s operations in China for a period of nine months following Mr. Fu’s resignation date, (ii) soliciting for employment or hiring any employee of the Registrant’s subsidiaries in China for a period of nine months following Mr. Fu’s resignation date, (iii) soliciting any customer of the Registrant’s subsidiaries in China for a period of nine months following Mr. Fu’s resignation date, and (iv) disclosing confidential information of the Registrant or its subsidiaries.  The China Non-Competition Agreement provides for the payment by Mr. Fu of liquidated damages equal to three times the amount paid to Mr. Fu under the Resignation Agreement in the event Mr. Fu breaches the terms of the China Non-Competition Agreement.

Mr. Fu’s unvested stock options and unvested shares of restricted stock previously granted to him under the 2004 Stock Incentive Plan were cancelled as of the date of his resignation in accordance with the terms of such plans and the award agreements.

Mr. Fu’s responsibilities as President of Asian Operations have been assumed by Michael P. Flanders, the Registrant’s Executive Vice President of Manufacturing Operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATTS WATER TECHNOLOGIES, INC.

Date: July 8, 2009	By: /s/ Kenneth R. Lepage Kenneth R. Lepage General Counsel